UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐            Preliminary Proxy Statement

☐            Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐            Definitive Proxy Statement

☒            Definitive Additional Materials

☐            Soliciting Material Under Rule 14a-12

AOL Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒            No Fee required

☐            Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)                   Title of each class of securities to which transaction applies:

2)                   Aggregate number of securities to which transaction applies:

3)                   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)                   Proposed maximum aggregate value of transaction:

5)                   Total fee paid:

☐            Fee paid previously with preliminary materials.

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)                   Amount previously paid:

2)                   Form, Schedule or Registration Statement No.:

3)                   Filing Party:

4)                   Date Filed:

Below is a transcript of opinions publicly expressed by Mr. Tim Armstrong, Chairman and CEO of AOL Inc. (the “Company”), in response to questions during the Company’s quarterly earnings conference call on May 9, 2012.

May 9, 2012 Earnings Conference Call

Excerpt of remarks by

Tim Armstrong

Chairman & CEO

“Thanks, Laura. On the Starboard front, just to give people an update, so we've been in regular contact with them, and have put offers on the table for a settlement. Starboard folks have declined to see what we're going to announce on the earnings call today overall, due to whatever their process is. But we believe, fairly strongly, I think, that with Starboard and AOL, I think there is an absolute alignment on increasing shareholder value and short term, long term. I think there is probably a disconnect in terms of their focus. It is probably more on short term. Ours is on short term and long term overall.

But I think as me, myself, personally, being a major shareholder, and having spoken to all of our major shareholders, at this point we feel confident in the position that, even the things that we announced today are really in lock-step alignment with what we hope to accomplish short term and long term. So, barring any other changes, I think we will be going to a proxy contest, and we feel good about our position in that, and what we're going to do moving forward.

So, obviously, it is in everybody's best interest because it is really expensive, and it is also has not been helpful for us during up-front advertising process to have a lot of noise around our content business because major customers basically don't put major investments in when they think things are unstable, and there has been a lot of press about the situation. So, I think from Starboard's standpoint and our standpoint, a resolution would be great. I don't see any resolution on the horizon right now. So, I think we're kind of planning on heading towards a proxy contest, and working with our shareholders, and the announcements we're making I think will help us in that regard.”

*          *          *

“I think we have very, very clear alignment with our shareholders. I think you can expect a lot of noise between now and the proxy contest overall. I would not mistake that noise for what actually we're focused on and doing. And I think the announcements we're making today on the earnings call, as well as the earnings themselves, the value of the Company should go up overall.”

*          *          *

Forward-Looking Statements

This excerpted transcript may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” section contained in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”), filed with the Securities and Exchange Commission.  In addition, we operate a web services company in a highly competitive, rapidly changing and consumer- and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management’s expectations because of changes in such factors. Achieving our business and financial objectives, including growth in operations and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the “Risk Factors” section contained in the Annual Report as well as, among other things: 1) changes in our plans, strategies and intentions; 2) continual decline in market valuations associated with our cash flows and revenues; 3) the impact of significant acquisitions, dispositions and other similar transactions; 4) our ability to attract and retain key employees; 5) any negative unintended consequences of cost reductions, restructuring actions or similar efforts, including with respect to any associated savings, charges or other amounts; 6) market adoption of new products and services; 7) the failure to meet earnings expectations; 8) asset impairments; 9) decreased liquidity in the capital markets; 10) our ability to access the capital markets for debt securities or bank financings; 11) the impact of “cyber-warfare” or terrorist acts and hostilities and 12) the approval of the patent transaction with Microsoft Corporation by antitrust authorities and the satisfaction of the other closing conditions to that transaction as well as to factors that could affect the manner, timing and amount of the return of any of the sale proceeds to AOL shareholders including the need for AOL to retain cash for its business or to satisfy liabilities.

Additional Information

In connection with the solicitation of proxies, AOL has filed with the Securities and Exchange Commission, a definitive proxy statement and other relevant documents concerning the proposals to be presented at AOL’s 2012 Annual Meeting of Stockholders.  The proxy statement contains important information about AOL and the 2012 Annual Meeting.  In connection with the 2012 Annual Meeting, AOL has mailed the definitive proxy statement to stockholders.  In addition, AOL files annual, quarterly and special reports, proxy statements and other information with the SEC.  You are urged to read the proxy statement and other information because they contain important information about AOL and the proposals to be presented at the 2012 Annual Meeting.  These documents are available free of charge at the SEC’s website (www.sec.gov) or from AOL at our investor relations website (http://ir.aol.com).  The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

AOL and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from AOL’s stockholders in connection with the election of directors and other matters to be proposed at the 2012 Annual Meeting.  Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by AOL with the SEC.